Exhibit 31.04

CERTIFICATIONS

I, Jill Ann Howe, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Lineage Cell Therapeutics, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 27, 2023

/s/ Jill Ann Howe
Jill Ann Howe
Chief Financial Officer
(Principal Financial and Accounting Officer)